Exhibit 32.1
CERTIFICATION
In connection with the Quarterly Report of XTI Aerospace, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), we, Jeremy Schneiderman, Chief Executive Officer (Principal Executive Officer) and Brooke Turk, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
Date: November 12, 2026

/s/ Jeremy Schneiderman
Jeremy Schneiderman Chief Executive Officer (Principal Executive Officer)

/s/ Brooke Turk
Brooke Turk Chief Financial Officer (Principal Financial and Accounting Officer)